Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated August 26, 2011, with respect to the Morgan Creek Opportunity Offshore Fund, Ltd., in Amendment No. 2 to the Registration Statement (Form N-2 No. 811-22459) to the Registration Statement and related Prospectus of Global Equity Long/Short Master Fund.

/s/ Ernst & Young Ltd.

Grand Cayman, Cayman Islands
September 9, 2011